As filed with the Securities and Exchange Commission on June 10, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.

(Exact name of registrant as specified in charter)

Delaware	75-2851603
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100

Houston, Texas 77056

(Address, including zip code, of Principal Executive Offices)

QUANTA SERVICES, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

Dana A. Gordon, Esq.

Vice President, General Counsel & Secretary

Quanta Services, Inc.

1360 Post Oak Boulevard, Suite 2100

Houston, Texas 77056

(713) 629-7600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to: T. Mark Edwards, Esq. Gardere Wynne Sewell LLP 1601 Elm Street Suite 3000 Dallas, Texas 75201 (214) 999-4654

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $0.00001	1,000,000 shares	$7.90	$7,900,000	$639.11
Par value

(1)	Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)	Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape for June 4, 2003.

Shares of Common Stock of the Registrant for issuance upon purchases of Common Stock under the Plan have been heretofore registered under a Registration Statement on Form S-8 No. 333-86375 of the Registrant. These shares of Common Stock and the Plan are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

Section 4.1 of the of the Quanta Services, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) authorized 1,000,000 shares of Common Stock of the Company to be issued under the Plan, and provides that the number of shares may be cumulatively increased on June 1, 2000 and each June 1 thereafter by an amount equal to the lesser of (a) 1,000,000 shares or (b) a lesser amount of shares determined by the Board. A Registration Statement on Form S-8 (File No. 333-86375) was filed with the Securities and Exchange Commission on September 1, 1999 (the “Initial S-8”) to register 1,000,000 shares of Common Stock of the Company relating to the Plan. Subsequent to the filing of the Initial S-8, the Board approved a 3-for-2 stock split of Common Stock which was paid as a stock dividend to holders of the Common Stock of record at the close of business on March 27, 2000, which resulted in an additional 500,000 shares of Common Stock of the Company registered under the Initial S-8. A second Registration Statement on Form S-8 (File No. 333-102448) was filed with the Securities and Exchange Commission on January 10, 2003 (the “Second S-8”; the Initial S-8 and the Second S-8 are collectively referred to as the “Prior S-8”.) to register an additional 1,000,000 shares of Common Stock of the Company that were authorized pursuant to the terms of the Plan for issuance of Common Stock proceeds under the Plan. As a result of the filing of the Second S-8, 2,500,000 shares of Common Stock of the Company were registered with respect to the Plan. On June 1, 2003, an additional 1,000,000 shares of Common Stock were authorized pursuant to the terms of the Plan for issuance of Common Stock purchases under the Plan. The contents of the Initial S-8 and the Second S-8, including documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

Item 8. Exhibits

In addition to the exhibits filed or incorporated by reference into the Prior S-8, the following documents are filed as Exhibits to this Registration Statement:

5.1	Opinion of Gardere Wynne Sewell LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants

23.2	Notice Regarding Consent of Arthur Andersen LLP

23.3	Consent of legal counsel (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on June 9, 2003.

QUANTA SERVICES, INC. (Registrant)

By:	/s/ JOHN R. COLSON
John R. Colson Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints John R. Colson and James H. Haddox and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 9, 2003.

Signature	Title

/s/ JOHN R. COLSON John R. Colson	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

/s/ JAMES H. HADDOX James H. Haddox	Chief Financial Officer (principal financial officer)

/s/ DERRICK A. JENSEN Derrick A. Jensen	Vice President, Controller and Chief Accounting Officer (principal accounting officer)

/s/ VINCENT D. FOSTER Vincent D. Foster	Director

Signature	Title

/s/ JAMES R. BALL James R. Ball	Director

Louis C. Golm	Director

Ben A. Guill	Director

/s/ JAMES A. NATTIER James A. Nattier	Director

/s/ THOMAS J. SIKORSKI Thomas J. Sikorski	Director

/s/ GARY A. TUCCI Gary A. Tucci	Director

/s/ JOHN R. WILSON John R. Wilson	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Gardere Wynne Sewell LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants

23.2	Notice Regarding Consent of Arthur Andersen LLP

23.3	Consent of legal counsel (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

II-5